Exhibit 10.5

                           HUDSON HOLDING CORPORATION

 COMPLAINT PROCEDURES FOR ACCOUNTING, INTERNAL ACCOUNTING CONTROLS AND AUDITING
                                    MATTERS

     (Adopted by the Audit Committee of the Board of Directors June 27 2006)

      The Audit Committee of the Board of Directors of Hudson Holding Corporation (the "Company") hereby establishes these procedures for: (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (collectively, "Accounting Matters"), and (ii) the confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable Accounting Matters.

Submission of Complaints:

      Employees of the Company and its subsidiaries with concerns regarding questionable Accounting Matters may report their concerns to the Chair of the Audit Committee of the Board of Directors of the Company in writing to the following address:

      Chair of the Audit Committee
      c/o Hudson Holding Corporation
      525 Washington Boulevard
      Jersey City, NJ 07310

      Employees are encouraged to ensure that the submission includes sufficient information and specificity to allow the Audit Company to act on the reported concerns. If so desired, employees may report such concerns anonymously.

Scope of Accounting Matters Covered by these Procedures:

      These procedures relate to concerns and complaints about Accounting Matters, including, without limitation, the following:

      o Fraud or error in the preparation, evaluation, review or audit of any financial statement of the Company

      o Fraud or error in the recording or maintaining of financial records of the Company

      o deficiencies in or non-compliance with the Company's internal accounting controls

      o misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company

      o any deviation from full and fair reporting of the Company's financial condition and/or results of operations

Treatment of Complaints:

      Upon receipt of a complaint, the Chair of the Audit Committee will: (i) determine whether the complaint actually pertains to an Accounting Matter; and
(ii) when possible, acknowledge receipt of the complaint or concern to the sender.

      The Audit Committee will be provided with copies of all complaints pertaining to Accounting Matters. Complaints will be reviewed and investigated under the direction of the Audit Committee and the oversight by such other persons as the Audit Committee shall determine to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate investigation.

      The Audit Committee will report to the Board of Directors with respect to a complaint for which an investigation has been completed, including any corrective action taken or recommended. Prompt and appropriate corrective action will be taken or recommended to the Board of Directors, when and as warranted in the judgment of the Audit Committee.

      The Company will not discharge, demote, suspend, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding Accounting Matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Retention of Complaints:

      The Chair of the Audit Committee shall maintain a log of all complaints, tracking their receipt, investigation and resolution and shall prepare a periodic summary report thereof for the Audit Committee. Copies of complaints and such log will be maintained in accordance with the Company's document retention policy.

Administration of these Procedures:

      The Audit Committee shall periodically review and revise these procedures as necessary or appropriate. The Audit Committee, in consultation with counsel, if appropriate, shall have the authority to make interpretations regarding the operation of these procedures.


                                       2